UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 10, 2018

IMMUNOCELLULAR THERAPEUTICS, LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-35560	93-1301885
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

30721 Russell Ranch Road, Suite 140

West Lake Village, California 91362

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (818) 264-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 10, 2018, the Board of Directors (the “Board”) of ImmunoCellular Therapeutics, Ltd. (the “Company”) made a determination to delist its Common Stock (NYSE American: IMUC) and Listed Common Stock Warrants (NYSE American: IMUC.WS) from the NYSE American. On October 15, 2018, the Company then notified the NYSE American of its intent to delist its Common Stock and Listed Common Stock Warrants from the NYSE American.

The Company intends to file with the Securities and Exchange Commission (the “SEC”) a Form 25, Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) relating to the delisting of each of the Common Stock and Listed Common Stock Warrants on or about October 25, 2018. After the effectiveness of each Form 25 on or about November 5, 2018, the Company intends to file with the SEC a Form 15 requesting the suspension of the Company’s reporting obligations under Sections 12(a) and 15(d) of the Exchange Act and deregistration of its Common Stock and Listed Common Stock Warrants under Section 12(g) of the Exchange Act. The Company anticipates its Common Stock will be quoted on the OTC Markets after the delisting.

For more than a year, the Company has made assiduous efforts to reduce expenses, streamline operations and conserve resources, while continuing its research programs with collaborators and pursuing a strategic transaction that could be completed within an acceptable timeframe and at terms that could enable ongoing operations. In addition, as previously announced, on June 23, 2017, the Company received notification from the NYSE American that the Company was not in compliance with Section 1003(a)(iii) of the NYSE American Company Guide (requiring stockholders’ equity of at least $6 million if that issuer has sustained losses from continuing operations and/or net losses in its five most recent fiscal years). The Company previously submitted a plan of compliance on July 24, 2017, and the NYSE American accepted the plan of compliance on September 8, 2017. The Company has until December 23, 2018 to regain compliance with the standards. However, the Board concluded that the Company faces significant obstacles to its continued operations, which cannot be overcome. These obstacles include: the Company’s continued weakening financial condition and lack of financing options; the significant challenges in regaining NYSE American listing compliance by the required December 23, 2018 deadline; legal expenses incurred due to litigation; as well as the ongoing listing, legal, administrative and additional accounting costs associated with being a publicly listed company.

On October 15, 2018, the Company issued a press release announcing its intention to delist from the NYSE American. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Company’s intention to delist its Common Stock and Listed Common Stock Warrants, on October 10, 2018, Dr. Anthony Gringeri notified the Company that he resigned from the Board and as President and Chief Executive Officer of the Company, effective as of October 15, 2018. On the same date, David Fractor and Dr. Steven Swanson each notified the Company of his resignation as Chief Financial Officer and Senior Vice President, as applicable, in each case as of October 15, 2018.

This Current Report on Form 8-K contains certain forward-looking statements, including statements regarding the Company’s intentions and current expectations concerning, among other things, statements regarding the Company’s ability to delist its Common Stock and Listed Common Stock Warrants from the NYSE American and deregister its Common Stock and Listed Common Stock Warrants under the Exchange Act, the continuation of Dr. Gringeri, Mr. Fractor and Dr. Swanson as consultants to the Company and the Company’s ability to enter into and complete any strategic sale of its assets. Forward-looking statements are not guarantees of future performance and are subject to a number of risks and uncertainties, including the availability of resources to continue to develop the Company’s product candidates and the uncertain timing of completion and success of clinical trials. Additional risks and uncertainties are described under the heading “Risk Factors” in the Company’s quarterly report on Form 10-Q for the period ended June 30, 2018 and subsequent filings with the SEC. Except as required by law, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Description

99.1	Press Release, dated October 15, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 2018	IMMUNOCELLULAR THERAPEUTICS, LTD.

	By:	/s/ David Fractor
David Fractor
Chief Financial Officer